EXHIBIT 10.3

(Liberty Logo)







December 3, 1996


James M. Holland, Senior Vice President
15835 Park Ten Place Drive
Houston, TX 77084

Dear Jim:

     Pursuant to our telephone conversation this morning, this letter serves to formally confirm our offer to provide Atwood Oceanics short-term funding through repurchase agreement under the following terms.

     Rate: Fixed at the then-current one-month LIBOR rate plus seventy five basis points (priced at issuance).
     Term: Renewable monthly at your discretion through August 31, 1997 (later if mutually agreed).
     Amount: Not to exceed  $30,000,000.00  unless mutually agreed.  Securities:
U.S. Treasury Billy, Notes or Bonds.
     Repurchase Agreement: Subject to all terms and conditions of previously executed contract.

     Dale Ireland (Commercial Lending) will contact you with potential options regarding a potential credit line for borrowing needs in excess of your available securities.

     Feel free to contact me at 1-800-688-8572 or 918-586-5955 (direct) if I can answer any questions or provide additional help.

Sincerely,


/s/ John Mark Cassil
John Mark Cassil
Senior Vice President & Treasury Manager


cc:  Sonya Tyau
     Dale Ireland



                  Liberty Bank and Trust Company of Tulsa, N.A.
                     15 East Fifth Street - Tulsa, OK 74103
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